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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use in this Registration Statement of LIN Television Corporation on Form S-4 of our report dated March 14, 2013 related to the financial statements of Station Venture Holdings, LLC as of and for the years ended December 31, 2012 and 2011, included in the Annual Report on Form 10-K of LIN TV Corp. and LIN Television Corporation for the year ended December 31, 2012, incorporated by reference in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

        We consent to the use in this Registration Statement of LIN Television Corporation on Form S-4 of our report dated March 14, 2013 related to the financial statements of Station Venture Operations, LP as of and for the years ended December 31, 2012 and 2011, included in the Annual Report on Form 10-K of LIN TV Corp. and LIN Television Corporation for the year ended December 31, 2012, incorporated by reference in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

New York, New York
March 14, 2013

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  Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS